Registration No. 33-
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             SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549
                         _______________

                            FORM S-8

                   REGISTRATION STATEMENT
                              Under
                  THE SECURITIES ACT OF 1933
                          _______________
                      VISHAY INTERTECHNOLOGY, INC.
       (Exact name of registrant as specified in its charter)

          Delaware                              33-1686453
      __________________                      _______________
(State or other jurisdiction of              (I.R.S. Employer
 incorporation or organization)            Identification Number)
                          63 Lincoln Highway
                         Malvern, Pennsylvania
                              19355-2120
                           (610) 644-1300
                   (Address, including zip code, and
                 telephone number, including area code,
              of registrant's Principal Executive Offices)
                            _______________
                        VISHAY INTERTECHNOLOGY
                        1995 Stock Option Plan
                       (Full title of the plan)

                          Richard N. Grubb
                      Chief Financial Officer
                    Vishay Intertechnology, Inc.
                          63 Lincoln Highway
                      Malvern, Pennsylvania 19355
                (Name and address of agent for service)

                 Telephone number, including area code,
                        of agent for service:
                          (610) 644-1300

                             Copies to:

    Scott S. Rosenblum, Esq.             Avi D. Eden, Esq.
    Kramer, Levin, Naftalis,          335 South 16th Street
       Nessen, Kamin & Frankel   Philadelphia, Pennsylvania 19102
    919 Third Avenue
    New York, New York 10022
    (212) 715-9100

                       CALCULATION OF REGISTRATION FEE
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                         Proposed  Proposed
Title of                 Maximum   Maximum
Securities   Amount      Offering  Aggregate         Amount of
to be        to be       Price     Offering          Registration
Registered   Registered  Per Share Price             Fee

Common Stock 526,050     $69.25    (a)$36,428,962.50 $12,561.80
             shares
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_________________________________________________________________
(a) Estimated, in accordance with 17 CFR 230.457(c), solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price per Share is based on the average of the high and low prices reported by The New
     York Stock Exchange as of May 19, 1995 which is within five
     (5) business days prior to the date of this registration statement.


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                               PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The Registrant hereby incorporates by reference in this Registration Statement the following documents:

         (a) The Registrant's latest annual report on Form 10-K, filed pursuant to Section 13(a) or 15(d) of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Registrant's latest fiscal year.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

         All documents subsequently filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

         Not applicable.

Item 5.   Interest of Named Experts and Counsel.

         Not applicable.

Item 6.   Indemnification of Directors and Officers.

         Reference is made to Articles NINTH and TENTH of the Certificate of Incorporation and Article VII of the By-laws of the Registrant and Section 145 of the General Corporation Law of the State of Delaware.

         Section 145 of the Delaware General Corporation Law permits indemnification by the Company of every person (and the heirs, executors and administrators of such person) who is or was a director, officer, employee or agent of the Company or of any other company, including another corporation, partnership, joint venture, trust or other enterprise which such person serves or


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served as such at the request of the Company against all
judgments, payments in settlement (whether or not approved by court), fines, penalties and other reasonable costs and expenses (including fees and disbursements of counsel) imposed upon or incurred by such person in connection with or resulting from any action, suit, proceeding, investigation or claim, civil, criminal, administrative, legislative or other (including any criminal action, suit or proceeding in which such person enters a plea of guilty or nolo contendere or its equivalent), or any appeal relating thereto, which is brought or threatened either by or in the right of the Company or such other company (herein called a "derivative action") or by any other person, governmental authority or instrumentality (herein called a "third-party action") and in which such person is made a party or is otherwise involved by reason of his being or having been such director, officer, employee, or agent or by reason of any action or omission, or alleged action or omission by such person in his capacity as such director, officer, employee or agent if either
(a) such person is wholly successful, on the merits or otherwise, in defending such derivative or third-party action or (b) in the judgment of a court of competent jurisdiction or, in the absence of such a determination, in the judgment of a majority of a quorum of the Board of Directors of the Company (which quorum shall not include any director who is a party to or is otherwise involved in such action) or, in the absence of such a disinterested quorum, in the opinion of independent legal counsel
(i) in the case of a derivative action, such person acted in good faith in what he reasonably believed to be the best interest of the Company and was not adjudged liable to the Company or such other company or (ii) in the case of a third-party action, such person acted in good faith in what he reasonably believed to be the best interest of the Company or such other company, and, in addition, in any criminal action, had no reasonable cause to believe that his action was unlawful; provided that, in the case of a derivative action, such indemnification shall not be made in respect of any payment to the Company or to such other company or any stockholder thereof in satisfaction of judgment or in settlement unless either (x) a court of competent jurisdiction has approved such settlement, if any, and the reimbursement of such payment or (y) if the court in which such action has been instituted lacks jurisdiction to grant such approval or such action is settled before the institution of judicial proceedings, in the opinion of independent legal counsel the applicable standard of conduct specified in the preceding sentence has been met, such action was without substantial merit, such settlement was in the best interest of the Company or such other company and the reimbursement of such payment is permissible under applicable law. In case such person is successful, on the merits or otherwise, in defending part of such action or, in the


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judgment of such a court or such quorum of the Board of Directors or in the opinion of such counsel, has met the applicable standard of conduct specified in the preceding sentence with respect to part of such action, he shall be indemnified by the Company against the judgments, settlements, payments, fines, penalties and other costs and expenses attributable to such part of such action.

         The Certificate of Incorporation, Certificate of Amendment of Restated Certificate of Incorporation, Amended and Restated By-laws and Amendment No. 1 to Amended and Restated By-laws of the Registrant are filed as Exhibits 3.1 and 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993 incorporated herein by reference.

         The Registrant has obtained an officers' and directors' liability insurance policy which will indemnify officers and directors for losses arising from any claim by reason of a wrongful act under certain circumstances where the Registrant does not indemnify such officer or director, and will reimburse the Registrant for any amounts where the Registrant may by law indemnify any of its officers or directors in connection with a claim by reason of wrongful act.

Item 7.   Exemption from Registration Claimed.

         Not applicable.

Item 8.    Exhibits.

              Exhibit Number                  Description

                   4.01        Certificate of Incorporation of
                               the Registrant, as amended and
                               Certificate of Amendment and
                               Restated Certificate of
                               Incorporation of the Registrant
                               dated May 18, 1993 (incorporated
                               by reference to Exhibit 3.1 to
                               Registrant's Annual Report on Form
                               10-K for the fiscal year ended
                               December 31, 1993 (the "1993 Form
                               10-K")).

                   4.02        Amended and Restated By-laws of
                               the Registrant (incorporated
                               by reference to Exhibit 3.2
                               to the Registration Statement on

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                               Form S-2, Registration No.
                               33-13833) and Amendment No. 1 to
                               Amended and Restated By-laws of
                               the Registrant (incorporated by
                               reference to the 1993 Form 10-K).

                   5           Opinion of Kramer, Levin,
                               Naftalis, Nessen, Kamin & Frankel
                               regarding legality of securities
                               being registered (including
                               consent).

                   23          Consent of Independent Auditors.

                   24          Power of Attorney (included on
                               signature page).

Item 9.    Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

              (i)    To include any prospectus required by
         section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
         Statement;

         Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

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         (2)  That, for the purpose of determining any liability
under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3)  To remove from registration by means of
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                          SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 25th day of May, 1995.

                              VISHAY INTERTECHNOLOGY, INC.


                              By:/s/ Felix Zandman
                                 Name:   Felix Zandman
                                 Title:  Chairman of the Board,
                                         President,
                                         Chief Executive
                                         Officer and Director

                      POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felix Zandman and Richard N. Grubb, and each and any one of them, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 25, 1995 in the capacities indicated.

              Signature               Title(s)

        /s/ Felix Zandman    Chairman of the Board, President,
        Felix Zandman        Chief Executive Officer and Director
                             (Principal Executive Officer)

        /s/ Richard N. Grubb  Vice President, Treasurer,
        Richard N. Grubb      Chief Financial Officer and
                                Director
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                              (Principal Financial and Accounting
                                Officer)


        /s/Donald G. Alfson   Director and Vice President,
        Donald G. Alfson      President of Vishay Electronic
                              Components, U.S. and Asia

        /s/ Avi D. Eden       Director
        Avi D. Eden

        /s/ Robert A. Freece  Senior Vice President and Director
        Robert A. Freece


        /s/ Eliyahu Hurvitz   Director
        Eliyahu Hurvitz

        /s/ Gerald Paul       Director
        Gerald Paul

        /s/ Edward B. Shils   Director
        Edward B. Shils

        /s/ Luella B. Slaner  Director
        Luella B. Slaner

                              Director
        Mark I. Solomon

        /s/ Jean-Claude Tine  Director
        Jean-Claude Tine

















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                           EXHIBIT INDEX

                                            Sequentially Numbered
Exhibit Number        Description                     Page

4.01           Certificate of Incorporation
               of the Registrant, as amended
               and Certificate of Amendment
               and Restated Certificate of
               Incorporation of the Registrant
               dated May 18, 1993 (incorporated
               by reference to Exhibit 3.1 to
               Registrant's Annual Report on
               Form 10-K for the fiscal year
               ended December 31, 1993 (the
               "1993 Form 10-K")).

4.02           Amended and Restated By-laws of
               the Registrant (incorporated
               by reference to Exhibit
               3.2 to the Registration Statement
               on Form S-2, Registration No.
               33-13833) and Amendment No. 1 to
               Amended and Restated By-laws of
               the Registrant (incorporated by
               reference to the 1993 Form 10-K).

5              Opinion of Kramer, Levin, Naftalis,
               Nessen, Kamin & Frankel regarding
               legality of securities being
               registered (including consent).

23             Consent of  Independent Auditors.

24             Power of Attorney (included on
               signature page).

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